Filed pursuant to Rule 424(b)(5)

Registration No. 333-252015

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement related to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and are not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated January 21, 2021)

Subject to completion, dated March 3, 2021

$50,000,000

We are offering $50,000,000 of our ordinary shares in this offering. Our ordinary shares are listed on The NASDAQ Capital Market (“NASDAQ”) and on the Tel Aviv Stock Exchange (“TASE”) under the symbol “RADA.”  On March 3, 2021, the last reported sale price of our ordinary shares on NASDAQ was $12.36 per share and the last reported sale price of our ordinary shares on the TASE was NIS 42.04, or $12.79 per share (based on the exchange rate reported by the Bank of Israel on March 3, 2021).

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page S-7 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus, as well as the risk factors discussed under the section entitled “Risk Factors” contained in our annual report on Form 20-F for the year ended December 31, 2020 and incorporated herein by reference into this prospectus supplement and accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

None of the Securities and Exchange Commission, the Israel Securities Authority, or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public offering price	$
Underwriting discounts and commissions(1)	$
Proceeds to us, before expenses	$

(1) See “Underwriting” for a description of compensation payable to the underwriters.

The underwriters expect to deliver the ordinary shares against payment on or about March     , 2021. We have granted the underwriters an option for a period of 30 days to purchase up to                    additional ordinary shares from us at the public offering price, less underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $          million and the total proceeds to us, before expenses, will be $         million.

Bookrunning Managers

Jefferies	Baird Manager A.G.P.	Canaccord Genuity

The date of this prospectus supplement is March    , 2021.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ACCOMPANYING BASE PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with different information. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying base prospectus applicable to that jurisdiction.

 - ii -

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form F-3 (Registration No. 333-252015) that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying base prospectus in one or more offerings with a maximum aggregate offering price of up to $100 million. The accompanying base prospectus provides you with a general description of us and the securities we may offer, some of which do not apply to this offering. Each time we sell securities under the registration statement, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying base prospectus.

This prospectus supplement provides specific details regarding this offering of ordinary shares by us, including the purchase price per share. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, and the documents we incorporate by reference herein and therein include important information about us and our ordinary shares and other information you should know before investing. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the heading “Where You Can Find More Information.”

You should not assume that the information appearing in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front cover of the respective documents. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since the date set forth on the respective documents.

References in this prospectus supplement to “RADA,” the “Company,” “we,” “our” or “us” and other similar terms means RADA Electronic Industries Ltd., a company organized under the laws of the State of Israel, and its consolidated subsidiaries.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement and incorporated by reference are forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include, but are not limited to:

●	the timing of the development of future products;

●	projections of costs, revenue, earnings, capital structure and other financial items;

●	statements of our plans and objectives;

●	statements regarding the capabilities of our business operations;

●	statements of expected future economic performance;

●	statements regarding competition in our market; and

●	assumptions underlying statements regarding us or our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses;

●	the occurrence of hostilities, political instability or catastrophic events;

●	changes in customer demand;

●	the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones;

●	developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards;

●	security breaches, cybersecurity attacks and other significant disruptions; and

●	natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our equipment.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks in the section entitled “Risk Factors” in this prospectus supplement beginning on page S-7 and in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference herein. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Market and Industry Data

We operate in an industry in which it is difficult to obtain precise market and industry information. We have generally obtained the market data in this prospectus supplement from public filings, from industry publications, from studies conducted by third party sources that we believe to be reliable, and based on our experience and our own investigation of market conditions. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus supplement. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business, but does not contain all of the information that is important to your investment decision. You should carefully read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein.

Overview

We are a global defense technology specializing in the development and manufacture of proprietary tactical radar solutions for a variety of military platforms and missions; and avionics systems for manned and unmanned aircraft

●	We are a leader in small form factor tactical radars, enabling demanding, high-priority programs, including defense force protection and critical infrastructure monitoring and protection and border surveillance
●	We have entrenched positions with defense and homeland security customers, with an impressive track record of successful deployments on high-profile programs
●	We offer high-performance radar products delivering an attractive size, weight, power and cost (SWAP-C) profile for use in tactical applications
●	We believe we are a key supplier in the large land radar addressable market (which based on our own internal estimates, we estimate at a total of $5 billion, to be materialized over the next ten years) given the United States and allied militaries’ focus on fielding counter UAS (cUAS) and short-range air defense (SHORAD) capabilities across a variety of mobile and static applications; as well as a significant focus on deploying active protection systems (APS) to detect and defeat threats to combat vehicles
●	We have highly-visible organic growth opportunities supporting well-funded programs of record for the US DoD, allied military and homeland security customers
●	We have an attractive financial profile with strong forward visibility, growth and margin enhancement underpinned by a strong balance sheet

Our Products

We primarily sell state-of-the-art defense electronics products. Our current product lines are:

●	Tactical radars, land-based, for defense forces and critical infrastructure protection solutions; and
●	Military Avionics (data/video recorders, and core avionics for aircraft and UAVs).

Tactical Radars

We develop advanced land-based radars for tactical applications such as defense forces protection and critical infrastructure protection. Our pulse Doppler, software-defined radars are solid-state, fully digital, incorporate active electronically scanned array, or AESA antenna, are compact, mobile and highly reliable, provide hemispheric spatial coverage and multi-mission capabilities, can operate on-the-move (OTM).

The conflicts in which modern armies have been engaged in recent years dictate the needs for instantaneous and real-time intelligence, minimal cycle time for target acquisition, highly accurate weapons with minimal collateral damage and discrimination between hostiles and civilians. Our tactical radars, which move with the maneuvering combat units in the field and operate OTM, provide the real-time knowledge of whether and from where they are threatened, detect all relevant threats, whether unfriendly fire or drones, UAVs, fighters, or helicopters from any angle (including very high angles), discriminate among threats and provide the needed intelligence for any course of action, whether counter-fire or avoidance. We believe that the performance-over-price ratio of our radars makes them ideal solutions for the current needs and requirements of the maneuver forces, and for the protection of critical infrastructure against a variety of threats that can be applied on it.

We have developed various radar hardware platforms: the compact hemispheric radar, or CHR, and its advanced variants, eCHR and aCHR, which are tailored for use on combat vehicles and short-range protection applications; and a family of multi-mission hemispheric radars, or MHRs, and its advanced variant, ieMHR, which are tailored for use in force and critical infrastructure protection applications. All of our radar platforms share basic characteristics, but differ in range, size, weight, and price. We implement several operational missions for our platforms by soft-changing the radar operational parameters.

The current operational missions of the CHR family of radar platforms are:

●	Radar sensors for active protection systems, or APS, detecting all relevant threats that may be fired at combat vehicles, including RPGs, anti-tank guided missiles (ATGMs) and projectiles and provide 360° hemispheric coverage. The system delivers threat data to the APS, enabling it to neutralize threats.
●	Very-short-range hemispheric air surveillance radar system which can detect, classify and track aerial vehicles, with emphasis on countering the small UAV threat. Mobile or stationary, the system can be integrated with any C4I system and other radars and sensors, and can operate either as a stand-alone, or as part of a large-scale surveillance system.
●	Perimeter and border protection, detecting, identifying, and tracking aerial and surface intruders including slow and small aircraft, vehicles, vessels, and pedestrians at tactical ranges. Our radars can operate either on a stand-alone basis, or as part of a large-scale surveillance system.

The current operational missions of the MHR family of radar platforms are the following:

●	Hostile fire detection radar systems which detect, track, classify and locate direct and elevated threats fired at stationary or mobile forces. They compute the Point-of-Origin (POO) and Point-of-Impact (POI) of the threats, which may be rockets, artillery, mortars, ATGMs, RPGs, and more other threats. The systems can be integrated with any protection and Command, Control, Communications, Computers and Intelligence (C4I) system and be installed at stationary bases and posts, or onboard fighting vehicles.
●	Tactical hemispheric air surveillance radar systems which detect, classify and track all types of aerial vehicles, including fighters, helicopters, UAVs, transport aircraft, etc. at tactical ranges. Mobile or stationary, the systems can be integrated with any C4I system and other radars and sensors, and can operate either as a stand-alone, or as part of a large-scale surveillance system.
●	Three-dimensional perimeter surveillance radar systems for critical infrastructure protection can detect, identify, and track aerial and surface intruders including slow and small aircraft, air breathing targets, vehicles, vessels, and pedestrians at tactical ranges. The systems can operate either as a stand-alone, or as part of a large-scale surveillance system.

Among our customers and users of our radar systems are leading defense forces and defense contractors worldwide, including the Israeli MOD, IMI (an Elbit Systems subsidiary), Elbit, Rafael, MER Group, Lockheed Martin, Boeing, Leonardo DRS, Anduril, CACI, General Atomics, Elettronica, the U.S. Marine Corps and Navy, the U.S. Air Force, Indian Security Forces, Rheinmetall, and many additional integrators and end-users.

Military Avionics

We are active in the field of mission data and video recording, management, and post-mission analysis and debriefing for fighter and trainer aircrafts. Over the past 25 years we have developed, fielded and supported a wide range of solid-state digital recorders, cameras and debriefing systems for aerospace and military applications, including:

●	Flight data recorders, or FDR, for fighter aircraft;
●	Digital video/audio/data recorders, or DVDR (with data transfer functions);
●	HD-DVDR, high definition digital video/audio/data recording for fighter and trainer aircraft;
●	A wide range of head-up-displays color video cameras, or HCVC, for fighter aircraft; and
●	A variety of ground debriefing solutions, or GDS.

These digital recorders feature state-of-the-art technologies and are designed for military applications. Our high-performance recorders provide simultaneous, high-capacity video (both analog and digital/HD), audio and data recording, high throughput and mass storage handling capabilities, supporting rapid dissemination and real-time playback.

We have been a developer and manufacturer of core avionics systems for over 35 years. We currently offer a wide spectrum of military avionics systems designed for integration in new and upgraded military aircraft and UAVs worldwide. Our core avionics products are easily adapted to western, eastern, and indigenous-origin platforms of all kinds. In particular, our avionics for UAVs are extremely compact through modern board connectivity solutions, use of innovative passive/conductive cooling techniques, withstand extreme environmental conditions and are very reliable and affordable.

We offer the following avionics solutions:

●	Mission data recorders and debriefing solutions and HUD video cameras (as described above); and
●	Avionics for UAVs (Interface control processors, engine control computers, Payload management computers and others).

Our airborne products and system solutions are fully qualified and operated by leading air forces and prime integrators worldwide, such as the Israeli Air Force, Lockheed Martin, Boeing Company, HAL, Embraer, IAI, Rafael, the Chilean Air Force, and many others. Our units are installed onboard F-16, F-15, T-6, A-4, Jaguar, MiG-27, Su-30MKI, Dhruv Helicopter, MiG-29, Super-Tucano and other aircraft, and onboard a large number of UAVs.

Our Growth Strategy

Our growth strategy is based on the following principles:

●	Build upon our role as a reliable and trusted supplier of sensors and avionics sub-systems to defense system integrators and major platforms manufacturers with global sales, such as Lockheed Martin, Boeing, Elbit, IAI, Anduril, Rafael, Leonardo DRS, Embraer, HAL, Elettronica, CACI and others;
●	Continuing our support of well-funded, rapidly growing programs of record with key U.S. and allied military customers;
●	Establishing operations in our primary target markets, either through subsidiaries or through joint ventures, for local presence, direct market development, localization of the technology, production and customer support;
●	Expanding our global business development efforts and potential customer base, by engaging business development consultants and service providers in the countries and territories in which our products may be used, and actively managing this global network; and
●	Establishing strategic relationships with leading integrators in the prime target markets for tactical radars, i.e. U.S. Europe, India.

Corporate Information

We are a public limited liability company under the Israeli Companies Law 1999-5759, or the Israeli Companies Law, and operate under this law and associated legislation. Our registered offices and principal place of business are located at 7 Giborei Israel Street, Netanya 4250407, Israel, and our telephone number is +972-76-538-6200. Our website address is www.rada.com. The information on our website is not incorporated by reference into this prospectus supplement.

The Offering

Ordinary shares offered by us	ordinary shares ( ordinary shares if the underwriters exercise their option to purchase additional shares from us in full).

Ordinary shares to be outstanding after this offering(1)	ordinary shares ( ordinary shares if the underwriters exercise their option to purchase additional shares from us in full).

Underwriters’ option to purchase additional ordinary shares
We have granted the underwriters an option to purchase up to an additional  ordinary shares. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from the sale of ordinary shares in this offering for general corporate purposes. See the section entitled “Use of Proceeds” on page S-8.

NASDAQ symbol	RADA

Risk Factors	See the section entitled “Risk Factors” on page S-7 for a discussion of factors you should consider carefully before deciding to invest in our ordinary shares.

(1)
Based on 43,860,041 ordinary shares outstanding as of February 28, 2021. Does not include 3,119,701 ordinary shares issuable upon exercise of outstanding share options as of February 28, 2021 at an average exercise price of $3.43 per share or 1,492,500 ordinary shares available for future issuance under our 2015 Share Option Plan.

Unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional ordinary shares.

RISK FACTORS

Before you make a decision to invest in our ordinary shares, you should consider carefully the risks factors described below, together with other information in this prospectus supplement, the accompanying base prospectus, and the information incorporated by reference herein and therein as set forth in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 20-F for the year ended December 31, 2020. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline and you may lose all or part of your investment. The risks factors described in our SEC filings and below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to the Offering

We have a history of operating losses and incurred operating losses in three of the last five years and may not be able to sustain profitable operations in the future. To the extent that we incur operating losses in the future, we may not have sufficient working capital to fund our operations.

We have a history of operating losses and as of December 31, 2020, our accumulated deficit was approximately $73.4 million. To the extent that we incur operating losses in the future or are unable to generate free cash flows from our business, we may not have sufficient working capital to fund our operations and will be required to obtain additional financing. Such financing may not be available, or if available, may not be on terms satisfactory to us. If adequate funds are not available to us, our business, and results of operations and financial condition will be adversely affected.

Our management will have broad discretion over the use of the net proceeds from this offering. You may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for RADA.

We may issue additional ordinary shares in the future, which would increase the number of shares eligible for future resale in the public market and may result in dilution to our stockholders.

We are not restricted from issuing additional ordinary shares or securities convertible into or exchangeable for our ordinary shares, except as described in the section entitled “Underwriting.” Because we may need to raise additional capital in the future to continue to expand our business, among other things, we may conduct additional equity offerings. To the extent our ordinary shares purchase options, convertible notes, or warrants are exercised or converted, or we conduct additional equity offerings, we will issue additional ordinary shares, which will increase the number of shares eligible for resale in the public market and result in dilution to our shareholders. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares.

Our ordinary shares are traded on more than one market and this may result in price variations.

Our ordinary shares have recently been admitted for trading on the TASE in addition to NASDAQ. Trading in our ordinary shares on these markets is made in different currencies (U.S. dollars on NASDAQ, and NIS on the TASE), and at different times (resulting from different time zones, different trading days and different public holidays in the U.S. and Israel). Consequently, the trading prices of our ordinary shares on these two markets often differ. Any decrease in the trading price of our ordinary shares on one of these markets could cause a decrease in the trading price of our ordinary shares on the other market.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $             million (or approximately $             million if the underwriters exercise in full their option to purchase additional ordinary shares), after deducting underwriting discounts and commissions and an aggregate of $                 million in estimated offering expenses payable by us for this offering. We intend to use the net proceeds from the sale of our ordinary shares by us in this offering for general corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2020 on an actual basis and on an as adjusted basis after giving effect to the sale by us of the $50,000,000 of  ordinary shares offered hereby at a public offering price of $   per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information, incorporated by reference in this prospectus supplement and the accompanying base prospectus from our SEC filings, including our annual report on Form 20-F for the year ended December 31, 2020.

	As of December 31, 2020
	(U.S. dollars in thousands)
	Actual	As Adjusted

Cash and cash equivalents	$36,289	$

Shareholders’ equity:

Ordinary shares, NIS 0.030 par value: authorized 100,000,000 shares, issued shares (actual) and shares (as adjusted), respectively	$440	$
Additional paid-in capital	144,944
Accumulated deficit	(73,351)
Total stockholders’ equity	$72,033	$

The number of our ordinary shares outstanding before and after this offering excludes, as of February 28, 2021:

●	3,119,701 ordinary shares issuable upon exercise of outstanding stock options; and

●	1,492,500 ordinary shares available for future issuance under our 2015 Share Option Plan.

DESCRIPTION OF ORDINARY SHARES

Upon consummation of this offering,                 of our ordinary shares will be outstanding.  For a description of our ordinary shares, please see “Description of Ordinary Shares” in the accompanying base prospectus.

TAX CONSIDERATIONS

The following is a discussion of Israeli and U.S. tax consequences material to us and our shareholders. To the extent that the discussion is based on tax legislation which has not been subject to judicial or administrative interpretation, the views expressed in the discussion might not be accepted by the tax authorities in question. The discussion is not intended, and should not be construed, as legal or professional tax advice and does not exhaust all possible tax considerations.

You are urged to consult your own tax advisors as to the U.S., Israeli or other tax consequences of the purchase, ownership and disposition of  our ordinary shares, including, in particular, the effect of any foreign, state or local taxes.

Israeli Tax Considerations

The following is a summary of the current tax structure applicable to companies in Israel, with special reference to its effect on us. The following also contains a discussion of the material Israeli tax consequences to purchasers of our ordinary shares and Israeli government programs benefiting us. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of this kind of investor include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Since some parts of this discussion are based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion.

General Corporate Tax Rate

Generally, Israeli companies are subject to corporate tax on taxable income and capital gains at the rate of 23%as of the 2018 tax year onwards. However, the effective tax rate payable by a company that derives income from a Benefited Enterprise, a Preferred Enterprise, or a Preferred Technological Enterprise (as discussed below) may be considerably less.

Law for the Encouragement of Industry (Taxes), 1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies”. The Industry Encouragement Law defines an “Industrial Company” as a company resident in Israel and which was incorporated in Israel, of which 90% or more of its income in any tax year, other than income from defense loans, capital gains, interest and dividends, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area,” as such terms are defined in the Israeli Income Tax Ordinance [New Version] 5721-1961, or the Ordinance. An “Industrial Enterprise” is defined as an enterprise which is held by an Industrial Company whose principal activity in a given tax year is industrial production.
The following corporate tax benefits, among others, are available to Industrial Companies:

●
Amortization over an eight-year period of the cost of purchased know-how and patents and rights (other than goodwill) to use a patent and know-how which are used for the development or advancement of the Industrial Enterprise, commencing from the tax year where the Industrial Enterprise began to use them;

●	Accelerated depreciation rates on equipment and buildings;

●	Under limited conditions, an election to file consolidated tax returns with related Israeli Industrial Companies; and

●	Expenses related to a public offering are deductible in equal amounts from income attributed to the Industrial Enterprise over three years commencing in the year of the offering.

Eligibility for the benefits under the Industry Encouragement Law is not subject to receipt of prior approval from any governmental authority. As of the date of this prospectus supplement, we have industrial production activities. Therefore, we qualify as an Industrial Company and may be eligible for the benefits described above. However, we cannot assure that we will qualify as an Industrial Company in the future or that the benefits described above will be available to us.

Tax Benefits and Grants for Research and Development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures related to scientific research and development projects, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if the expenditures are approved by the relevant Israeli government ministry, determined by the field of research; or the research and development is for the promotion of the company and is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the financing of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures not so approved are deductible in equal amounts over three years.

From time to time, we may apply to the Israeli Innovation Authority, or the IIA, for approval to allow a tax deduction for research and development expenses during the year incurred. There can be no assurance that such applications will be accepted. For more information about these programs, see “Item 5.C. Operating and Financial Review and Prospects – Research and Development, Patents and Licenses” of our annual report on Form 20-F for the year ended December 31, 2020.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, or the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets) by “Industrial Enterprises” (as defined under the Investment Law). The benefits available under the Investment Law are subject to the fulfillment of conditions stipulated therein. If a company does not meet these conditions, it may be required to refund the amount of tax benefits, as adjusted by the Israeli consumer price index, and interest, or other monetary penalties.

Tax Benefits Prior and Subsequent to the 2005 Amendment

Prior to April 1, 2005, the Investment Law provided that capital investments in an Industrial Enterprises (or other eligible assets) may, upon approval by the Investment Center of the Israel Ministry of Economy and Industry, or the Investment Center, be designated as an “Approved Enterprise.” Each certificate of approval for an Approved Enterprise relates to a specific investment program, delineated both by the financial scope of the investment and by the physical characteristics of the facility or the asset. The tax benefits from any certificate of approval relate only to taxable profits attributable to the specific Approved Enterprise.

On April 1, 2005, a comprehensive amendment to the Investment Law came into effect, which we refer to as the 2005 Amendment. The 2005 Amendment included revisions to the criteria for investments qualified to receive tax benefits. The 2005 Amendment does not retroactively apply to investment programs having an Approved Enterprise approval certificate issued by the Investment Center prior to December 31, 2004, unless chosen otherwise. Approved Enterprises are subject to the provisions of the Investment Law prior to its revision, while new investments and tax benefits, if any, will be subject to the provisions of the 2005 Amendment.

Pursuant to the 2005 Amendment, only Approved Enterprises receiving cash grants required the approval of the Investment Center. Approved Enterprises which do not receive benefits in the form of governmental cash grants, such as benefits in the form of tax benefits, are no longer required to obtain this approval. An eligible investment program under the 2005 Amendment qualifies for benefits as a “Benefited Enterprise.” However, a “Benefited Enterprise” is required to comply with certain requirements and make certain investments as specified in the 2005 Amendment.

In addition, the benefits available to an Approved Enterprise are conditioned upon terms stipulated in the Investment Law and the regulations thereunder and the criteria set forth in the applicable certificate of approval. In March 2019, our investment program was approved as an Approved Enterprise under the Investment Law, which entitles us to an approximately NIS 1,095,000 cash grant. If we do not fulfill the conditions set forth in the certificate of approval, in whole or in part, the benefits may be cancelled and we could be required to refund the amounts of the benefits, with the addition of the Israeli consumer price index linkage differences and interest. We have not yet activated such investment plan and as a result we have not yet received the cash grant. There can be no assurance that we will activate the investment plan or that the cash grant will be available to us if we do.

The extent of the tax benefits available under the 2005 Amendment to qualifying income of a Benefited Enterprise depend on, among other things, the geographic location of the Benefited Enterprise in Israel. The location will also determine the period for which tax benefits are available. Such tax benefits include an exemption from corporate tax on undistributed income for a period of between two to 10 years, depending on the geographic location of the Benefited Enterprise in Israel, and a reduced corporate tax rate of between 10% and the applicable corporate tax rate for the remainder of the benefits period, depending on the level of foreign investment in the company in each year during the benefits period.

A Benefited Enterprise may, at its discretion, in order to obtain greater certainty, elect to apply for a pre-ruling from the Israeli tax authorities confirming that it is in compliance with the provisions of the amendments in the Investment Law and is therefore entitled to receive such benefits provided under the amendments to Investment Law as set below.

Tax Benefits Under the 2011 Amendment

The Investment Law was significantly amended as of January 1, 2011, or the 2011 Amendment. The 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment.

The 2011 Amendment introduced new tax benefits for income generated by a “Preferred Company” through its “Preferred Enterprise,” in accordance with the definition of such terms in the Investment Law. The definition of a Preferred Company, includes, inter alia, a company incorporated in Israel that (1) is not wholly owned by a government entity, (2) owns a Preferred Enterprise and (3) is controlled and managed from Israel and is subject to further conditions set forth in the Investment Law. Moreover, a Preferred Company needs to meet certain conditions stipulated in the Investment Law such as being an industrial company (including a minimum threshold of 25% export).

A Preferred Company is entitled to a reduced corporate tax rate of 16% with respect to the income attributed to its Preferred Enterprise, unless the Preferred Enterprise is located in development area “A,” in which case the rate will be 7.5%.

Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to withholding tax at the following rates: (i) Israeli resident individuals — 20% (iii) non-Israeli residents — 20%, subject to a reduced tax rate under the provisions of an applicable double tax treaty and subject to the receipt in advance of valid certificate from the ITA. If such dividends are paid to an Israeli company, no tax is generally required to be withheld. However, if such dividends are subsequently distributed by such Israeli company to individuals or a non-Israeli company, withholding tax at a rate of 20% or such lower rate as may be provided in an applicable tax treaty will apply.

The provisions of the 2011 Amendment do not apply to existing “Benefited Enterprises” or “Approved Enterprises,” which will continue to be entitled to the tax benefits under the Investment Law, as in effect prior to the 2011 Amendment, unless the company owning such enterprises had made an election to apply the provisions of the 2011 Amendment (such election cannot be later rescinded), which is to be filed with the ITA, not later than the date prescribed for the filing of the company’s annual Israeli tax return for the respective year.

Tax Benefits Under the 2017 Amendment

Additional amendments to the Investment Law became effective in January 2017, or the 2017 Amendment. The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises,” as described below, and is in addition to the other existing tax benefit programs under the Investment Law.

The 2017 Amendment provides that a technological company satisfying certain conditions may qualify as a “Preferred Technological Enterprise” and thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technological Income,” as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technological Enterprise located in development area “A.” In addition, a Preferred Technological Company will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefited Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefited Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the IIA.

The 2017 Amendment further provides that a technological company satisfying certain conditions may qualify as a “Special Preferred Technological Enterprise” and thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefited Intangible Assets” to a related foreign company if the Benefited Intangible Assets were either developed by an Israeli company or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the IIA. A Special Preferred Technological Enterprise that acquires Benefited Intangible Assets from a foreign company for more than NIS 500 million may be eligible for these benefits for a period of at least 10 years, subject to certain approvals as specified in the Investment Law.

Dividends distributed by a Preferred Technological Enterprise or a Special Preferred Technological Enterprise, paid out of Preferred Technological Income or income attributed to production are generally subject to withholding tax at the rate of 20% or such lower rate, as may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld. However, if such dividends are subsequently distributed by such Israeli company to individuals or a non-Israeli company, withholding tax at a rate of 20% or such lower rate as may be provided in an applicable tax treaty will apply, subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate. If dividends paid out of Preferred Technological Income are distributed to a foreign company and other conditions are met, the withholding tax rate will be 4% (or a lower rate under a tax treaty, if applicable, subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate).

Taxation of Our Shareholders

Capital Gains

Capital gain tax is imposed on the disposition of capital assets by an Israeli resident for tax purposes, and on the disposition of such assets by a non-Israeli resident for tax purposes if those assets are (i) located in Israel; (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Ordinance distinguishes between “Real Capital Gain” and the “Inflationary Surplus.” Real Capital Gain is the excess of the total capital gain over Inflationary Surplus.  Inflationary Surplus is a portion of the total capital gain which is equivalent to the increase in the relevant asset’s cost basis that is attributable to the increase in the Israeli consumer price index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of disposition. Inflationary Surplus is not currently subject to tax in Israel.

Real Capital Gain accrued by individuals on the sale of our ordinary shares will be taxed at the rate of 25%. However, if the individual shareholder is a “Controlling Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of one of the Israeli resident company’s “means of control,” which includes, among other things, the right to receive profits of the company, voting rights, the rights to receive proceeds upon the company’s liquidation and the right to appoint a director) at the time of sale or at any time during the preceding 12-month period, such capital gain will be taxed at the rate of 30%. Furthermore, where an individual claimed real interest expenses and linkage differentials on securities, the capital gain on the sale of the securities will taxed at a rate of 30%. Real Capital Gain derived by corporations will be generally subject to the corporate tax rate (23% in 2018 and thereafter).

Individual and corporate shareholder dealing in securities in Israel are taxed at the tax rates applicable to business income - 23% for corporations in 2018 and thereafter and a marginal tax rate of up to 47% in 2020 and 2021 for individuals, not including excess tax (described below). Notwithstanding the foregoing, Real Capital Gain derived from the sale of our ordinary shares by a non-Israeli shareholder may be exempt under the Ordinance from Israeli taxation provided that the following cumulative conditions are met: (i) the shares were purchased upon or after the registration of the shares on the stock exchange, (ii) the seller does not have a permanent establishment in Israel to which the derived capital gain is attributable, and (iii) if the seller is an entity (including a corporation), no more than 25% of its means of control are held, directly and indirectly, by Israeli residents, and  there is no Israeli resident that is entitled to 25% or more of the revenues or profits of the entity, directly or indirectly. In addition, such exemption would not be available to a person whose capital gains from selling or otherwise disposing of the securities are deemed to be business income.

In addition, the sale of ordinary shares may be exempt from Israeli capital gain tax under the provisions of an applicable tax treaty. For example, the Convention Between the Government of the United States and the Government of Israel with respect to Taxes of Income, as amended, or the U.S.-Israel Double Tax Treaty, exempts U.S. residents for the purposes of the treaty from Israeli capital gain tax in connection with such sale, provided (i) the U.S. resident owned, directly or indirectly, less than 10% of the Israeli resident company’s voting power at any time within the 12-month period preceding such sale; (ii) the seller, being an individual, is present in Israel for a period or periods of less than 183 days during the taxable year; and (iii) the capital gain from the sale was not derived through a permanent establishment of the U.S. resident in Israel; (iv) the capital gain arising from such sale, exchange or disposition is not attributed to real estate located in Israel; and (v) the capital gain arising from such sale, exchange or disposition is not attributed to royalties. Eligibility to benefit from tax treaties is conditioned upon the shareholder presenting a withholding certificate issued by the ITA prior to the applicable payment.

Shareholders may be liable for Israeli tax on the sale of their ordinary shares and the payment of the consideration may be subject to withholding of Israeli tax. Shareholders may be required to demonstrate that they are exempt from Israeli tax on their capital gains in order to avoid withholding at the time of sale. For example, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the ITA may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the ITA to confirm their status as a non-Israeli resident for tax purposes, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes.

Either the purchaser, the Israeli stockbrokers or financial institutions through which the shares are held is obligated to withhold tax on the amount of consideration paid upon the sale of the shares (or on the Real Capital Gain on the sale, if known) at the rate of 25% in respect of an individual and 23% in respect of a corporation, unless a valid exemption certificate is issued by the ITA prior to the applicable payment.

Upon the sale of securities traded on a stock exchange, a detailed return, including a computation of the tax due, must be filed and an advanced payment must be paid on January 31 and July 31 of every calendar year in respect of sales of securities made within the previous six months. However, if all tax due was withheld according to applicable provisions of the Ordinance and regulations promulgated thereunder the aforementioned return need not be filed and no advance payment must be paid. Capital gain is also reportable on the annual income tax return.

Dividends

We have never paid cash dividends to our shareholders. A distribution of dividend by our company from income attributed to a Preferred Enterprise to Israeli residents should generally be subject to withholding tax in Israel at the following tax rates: Israeli resident individuals — 20%; Israeli resident companies — 0% (although, if such dividends are subsequently distributed to individuals or a non-Israeli company, withholding tax at a rate of 20% or such lower rate as may be provided if an applicable tax treaty will apply (subject to the receipt in advance of a valid tax certificate from the ITA allowing for a reduced tax rate)). A distribution of dividends from income, which is not attributed to a Preferred Enterprise to an Israeli resident individual, should generally be subject to tax at a rate of 25% or 30% if the dividend recipient is a “Controlling Shareholder” (as defined above) at the time of distribution or at any time during the preceding 12-month period. If the recipient of the dividend is an Israeli resident corporation, such dividend should be exempt from income tax provided the income from which such dividend is distributed was derived or accrued within Israel (although, if such dividends are subsequently distributed to individuals or a non-Israeli company, withholding tax at a rate of 25% or such lower rate as may be provided if an applicable tax treaty will apply (subject to the receipt in advance of a valid tax certificate from the ITA allowing for a reduced tax rate)).

A non-Israeli resident (either individual or corporation) is generally subject to Israeli tax on the receipt of dividends at the rate of 25% (30% if the dividends recipient is a “Controlling Shareholder” (as defined above), at the time of distribution or at any time during the preceding 12-month period); those rates are subject to a reduced tax rate under the provisions of an applicable double tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). Under the U.S.-Israel Double Tax Treaty, and subject to the eligibility to the benefits under such treaty, the following withholding rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident: (i) if the U.S. resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding voting shares of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain type of interest or dividends — the withholding tax rate is 12.5%, (ii) if both the conditions mentioned in (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate applicable to an Approved Enterprise, Benefited Enterprise or Preferred Enterprise — the withholding tax rate is 15% if a certificate for a reduced withholding tax rate would be provided in advance from the ITA and (iii) in all other cases, the withholding tax rate is 25%. The aforementioned rates under the U.S.-Israel Double Tax Treaty will not apply if the dividend income was derived through a permanent establishment of the U.S. resident in Israel

A non-Israeli resident who receives dividends from which full tax was withheld is generally exempt from the obligation to file tax returns in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed, and (iii) the taxpayer is not subject to excess tax (described below).

We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

Excess Tax

Individuals who are subject to tax in Israel (whether such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax on annual income exceeding a certain threshold (NIS 651,600, for 2020 and NIS 647,640 for 2021), which amount is linked to the Israeli consumer price index, at a rate of 3%, including, but not limited to, income derived from dividends, interest and capital gains.

Foreign Exchange Regulations

Non-residents for Israeli tax purposes who hold our ordinary shares are able to receive any dividends, and any amounts payable upon the dissolution, liquidation and winding up of our affairs, repayable in non-Israeli currency at the rate of exchange prevailing at the time of conversion. However, Israeli income tax is generally required to have been paid or withheld on these amounts. In addition, the statutory framework for the potential imposition of currency exchange control has not been eliminated, and may be restored at any time by administrative action.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

United States Federal Income Taxation

The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares. This description addresses only the U.S. federal income tax considerations that may be relevant to U.S. Holders (as defined below) who hold our ordinary shares as capital assets. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, (the “Code”) Treasury regulations promulgated thereunder, judicial and administrative interpretations thereof and the U.S.-Israel Tax Treaty (the “Treaty”), all as in effect on the date hereof and all of which are subject to change either prospectively or retroactively or to differing interpretations. There can be no assurance that the U.S. Internal Revenue Service (“IRS”) will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of our ordinary shares or that such a position would not be sustained. This discussion does not address all tax considerations that may be relevant to a U.S. Holder of ordinary shares. In addition, this description does not account for the specific circumstances of any particular investor, such as:

●	broker-dealers;

●	financial institutions or financial services entities;

●	certain insurance companies;

●	investors liable for alternative minimum tax;

●	regulated investment companies, real estate investment trusts, or grantor trusts;

●	dealers or traders in securities, commodities or currencies;

●	tax-exempt organizations;

●	retirement plans;

●	S corporations:

●	pension funds;

●	certain former citizens or long-term residents of the United States;

●	non-resident aliens of the United States or taxpayers whose functional currency is not the U.S. dollar;

●	persons who hold ordinary shares through partnerships or other pass-through entities;

●	persons who acquire their ordinary shares through the exercise or cancellation of employee stock options or otherwise as compensation for services;

●	direct, indirect or constructive owners of investors that actually or constructively own at least 10% of the total combined voting power of our shares or at least 10% of our shares by value; or

●	investors holding ordinary shares as part of a straddle, appreciated financial position, a hedging transaction or conversion transaction.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes owns our ordinary shares, the U.S. federal income tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. A partnership that owns our ordinary shares and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of ordinary shares.

This summary does not address the effect of any U.S. federal taxation (such as estate and gift tax) other than U.S. federal income taxation. In addition, this summary does not include any discussion of state, local or non-U.S. taxation.

For purposes of this summary the term “U.S. Holder” means a person that is eligible for the benefits of the Treaty and is a beneficial owner of ordinary shares who is, for U.S. federal income tax purposes:

●	an individual who is a citizen or a resident of the United States;

●
a corporation or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●
a trust if the trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of the trust.

Unless otherwise indicated, it is assumed for the purposes of this discussion that the Company is not, and will not become, a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes. See “—Passive Foreign Investment Companies” below.

Taxation of Distributions

Subject to the discussion below under the heading “—Passive Foreign Investment Companies,” the gross amount of any distributions received with respect to our ordinary shares, including the amount of any Israeli taxes withheld therefrom, will constitute dividends for U.S. federal income tax purposes when such distribution is actually or constructively received, to the extent such distribution is paid out of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. Because we do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles, you should expect that the entire amount of any distribution will be taxable to you as dividend income. Dividends are included in gross income at ordinary income rates, unless such dividends constitute “qualified dividend income,” as set forth in more detail below. Distributions in excess of our current and accumulated earnings and profits would be treated as a non-taxable return of capital to the extent of your adjusted tax basis in our ordinary shares and any amount in excess of your tax basis would be treated as gain from the sale of ordinary shares. See “—Sale, Exchange or Other Disposition of Ordinary Shares” below for a discussion of the taxation of capital gains. Our dividends would not qualify for the dividends-received deduction generally available to corporations under section 243 of the Code.

Dividends that we pay in NIS, including the amount of any Israeli taxes withheld therefrom, will be included in your income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day such dividends are received, regardless of whether the payment is in fact converted into U.S. dollars. A U.S. Holder who receives payment in NIS and converts NIS into U.S. dollars at an exchange rate other than the rate in effect on such day may have a foreign currency exchange gain or loss that would generally be treated as U.S.-source ordinary income or loss. U.S. Holders should consult their own tax advisors concerning the U.S. tax consequences of acquiring, holding and disposing of NIS.

Subject to complex limitations, some of which vary depending upon the U.S. Holder’s circumstances, any Israeli withholding tax imposed on dividends paid with respect to our ordinary shares, may be a foreign income tax eligible for credit against a U.S. Holder’s U.S. federal income tax liability (or, alternatively, for deduction against income in determining such tax liability). Israeli taxes withheld in excess of the applicable rate allowed by the Treaty (if any) will not be eligible for credit against a U.S. Holder’s federal income tax liability. The limitation on foreign income taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends paid with respect to our common stock generally will be treated as foreign-source passive category income or, in the case of certain U.S. Holders, general category income for U.S. foreign tax credit purposes. Further, there are special rules for computing the foreign tax credit limitation of a taxpayer who receives dividends subject to a reduced tax rate. A U.S. Holder may be denied a foreign tax credit with respect to Israeli income tax withheld from dividends received on our ordinary shares if such U.S. Holder fails to satisfy certain minimum holding period requirements or to the extent such U.S. Holder’s position in ordinary shares is hedged. An election to deduct foreign taxes instead of claiming a foreign tax credit applies to all foreign taxes paid or accrued in the taxable year. The rules relating to the determination of the foreign tax credit are complex. You should consult with your own tax advisors to determine whether and to what extent you would be entitled to this credit.

Subject to certain limitations (including the PFIC rules discussed below), “qualified dividend income” received by a non-corporate U.S. Holder may be subject to tax at the lower long-term capital gain rates (currently, a maximum rate of 20%). Distributions taxable as dividends paid on our ordinary shares should qualify for a reduced rate if we are a “qualified foreign corporation,” as defined in Code section 1(h)(11)(C). We will be a qualified foreign corporation if either: (i) we are entitled to benefits under the Treaty or (ii) our ordinary shares are readily tradable on an established securities market in the United States and certain other requirements are met. We believe that we are entitled to benefits under the Treaty and that our ordinary shares currently are readily tradable on an established securities market in the United States. However, no assurance can be given that our ordinary shares will remain readily tradable. The rate reduction does not apply unless certain holding period requirements are satisfied, nor does it apply to dividends received from a PFIC (see discussion below), in respect of certain risk-reduction transactions, or in certain other situations. U.S. Holders of our ordinary shares should consult their own tax advisors regarding the effect of these rules in their particular circumstances.

Sale, Exchange or Other Disposition of Ordinary Shares

Subject to the discussion of the PFIC rules below, if you sell or otherwise dispose of our ordinary shares (other than with respect to certain non-recognition transactions), you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the sale or other disposition and your adjusted tax basis in our ordinary shares, in each case determined in U.S. dollars. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if you have held the ordinary shares for more than one year at the time of the sale or other disposition. Long-term capital gain realized by a non-corporate U.S. Holder is generally eligible for a preferential tax rate (currently at a maximum of 20%). In general, any gain that you recognize on the sale or other disposition of ordinary shares will be U.S.-source for purposes of the foreign tax credit limitation; losses will generally be allocated against U.S. source income. Deduction of capital losses is subject to certain limitations under the Code.

In the case of a cash basis U.S. Holder who receives NIS in connection with the sale or disposition of our ordinary shares, the amount realized will be based on the U.S. dollar value of the NIS received with respect to the ordinary shares as determined on the settlement date of such exchange. A cash basis U.S. Holder who receives payment in NIS and converts NIS into U.S. dollars at a conversion rate other than the rate in effect on the settlement date may have a foreign currency exchange gain or loss, based on any appreciation or depreciation in the value of NIS against the U.S. dollar, which would be treated as ordinary income or loss.

An accrual basis U.S. Holder may elect the same treatment of currency exchange gain or loss required of cash basis taxpayers with respect to a sale or disposition of our ordinary shares that are traded on an established securities market, provided that the election is applied consistently from year to year. Such election may not be changed without the consent of the IRS. In the event that an accrual basis U.S. Holder does not elect to be treated as a cash basis taxpayer (pursuant to the Treasury regulations applicable to foreign currency transactions), such U.S. Holder is required to calculate the value of the proceeds as of the “trade date” and may have a foreign currency gain or loss for U.S. federal income tax purposes in the event of any difference between the U.S. dollar value of NIS prevailing on the trade date and on the settlement date. Any such currency gain or loss generally would be treated as U.S.- source ordinary income or loss and would be subject to tax in addition to the gain or loss, if any, recognized by such U.S. Holder on the sale or disposition of such ordinary shares.

Passive Foreign Investment Company Considerations

Based on the composition of our income, assets (including the value of our goodwill, going-concern value or any other unbooked intangibles, which may be determined based on the price of the ordinary shares), and operations, we believe we will not be classified as a “passive foreign investment company”, or PFIC, for the 2020 taxable year. However, because PFIC status is based on our income, assets and activities for the entire taxable year, it is not possible to determine whether we will be characterized as a PFIC for our current taxable year or future taxable years until after the close of the applicable taxable year. Moreover, we must determine our PFIC status annually based on tests that are factual in nature, and our status in the current year and future years will depend on our income, assets and activities in each of those years and, as a result, cannot be predicted with certainty as of the date hereof. If we were a PFIC for any taxable year during which a U.S. Holder owned ordinary shares, certain adverse consequences could apply to the U.S. Holder. Specifically, unless a U.S. Holder makes one of the elections mentioned below, gain recognized by the U.S. Holder on a sale or other disposition of ordinary shares would be allocated ratably over the U.S. Holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the resulting tax liability. Further, any distribution in excess of 125% of the average of the annual distributions received by the U.S. Holder on our ordinary shares during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation as described immediately above. In addition, if we were a PFIC for a taxable year in which we pay a dividend or the immediately preceding taxable year, the preferential dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply. If we were a PFIC for any taxable year in which a U.S. Holder owned our shares, the U.S. Holder would generally be required to file annual returns with the IRS on IRS Form 8621.

If we are treated as a PFIC with respect to you for any taxable year, you will be deemed to own shares in any entities in which we own equity that are also PFICs (“lower tier PFICs”), and you may be subject to the tax consequences described above with respect to the shares of such lower tier PFIC you would be deemed to own.

i. Mark-to-market elections

If we are a PFIC for any taxable year during which you hold ordinary shares, then instead of being subject to the tax and interest charge rules discussed above, you may make an election to include gain on the ordinary shares as ordinary income under a mark-to-market method, provided that such ordinary shares are “marketable.” The ordinary shares will be marketable if they are “regularly traded” on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations, such as the New York Stock Exchange (or on a foreign stock exchange that meets certain conditions). For these purposes, the ordinary shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. However, because a mark-to-market election cannot be made for any lower tier PFICs that we may own, you will generally continue to be subject to the PFIC rules discussed above with respect to your indirect interest in any investments we own that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. As a result, it is possible that any mark-to-market election with respect to the ordinary shares will be of limited benefit.

If you make an effective mark-to-market election, in each year that we are a PFIC, you will include in ordinary income the excess of the fair market value of your ordinary shares at the end of the year over your adjusted tax basis in the ordinary shares. You will be entitled to deduct as an ordinary loss in each such year the excess of your adjusted tax basis in the ordinary shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, in each year that we are a PFIC, any gain that you recognize upon the sale or other disposition of your ordinary shares will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount of previously included income as a result of the mark-to-market election.

Your adjusted tax basis in the ordinary shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules discussed above. If you make an effective mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ordinary shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. You should consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

ii. Qualified electing fund elections
In certain circumstances, a U.S. equity holder in a PFIC may avoid the adverse tax and interest charge regime described above by making a “qualified electing fund” election to include in income its share of the corporation’s income on a current basis. However, you may make a qualified electing fund election with respect to the ordinary shares only if we agree to furnish you annually with a PFIC annual information statement as specified in the applicable U.S. Treasury regulations. We do not intend to provide the information necessary for you to make a qualified electing fund election if we are classified as a PFIC. Therefore, you should assume that you will not receive such information from us and would therefore be unable to make a qualified electing fund election with respect to any of our ordinary shares were we to be or become a PFIC.

Additional Tax on Investment Income

In addition to the income taxes described above, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds may be subject to a 3.8% Medicare contribution tax on net investment income, which includes dividends and capital gains from the sale or exchange of our ordinary shares.

Backup Withholding and Information Reporting

Payments in respect of our ordinary shares may be subject to information reporting to the IRS and to U.S. backup withholding tax at the rate (currently) of 24%. Backup withholding will not apply, however, if you (i) fall within certain exempt categories and demonstrate the fact when required or (ii) furnish a correct taxpayer identification number and make any other required certification.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. Holder’s U.S. tax liability. A U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

U.S. citizens and individuals taxable as resident aliens of the United States that (i) own “specified foreign financial assets” (as defined in Section 6038D of the Code and the regulations thereunder) with an aggregate value in a taxable year in excess of certain thresholds (as determined under rules in Treasury regulations) and (ii) are required to file U.S. federal income tax returns generally will be required to file an information report with respect to those assets with their tax returns. IRS Form 8938 has been issued for that purpose. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, foreign stocks held directly, and interests in foreign estates, foreign pension plans or foreign deferred compensation plans. Under those rules, our ordinary shares, whether owned directly or through a financial institution, estate or pension or deferred compensation plan, would be “specified foreign financial assets.” Under Treasury regulations, the reporting obligation applies to certain U.S. entities that hold, directly or indirectly, specified foreign financial assets. Penalties can apply if there is a failure to satisfy this reporting obligation. In addition, in the event a U.S. Holder that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close until three years after the date that the required information is filed. A U.S. Holder is urged to consult the U.S. Holder’s tax advisor regarding the reporting obligation.

Any U.S. Holder who acquires more than $100,000 of our ordinary shares or holds 10% or more of our ordinary shares by vote or value may be subject to certain additional U.S. information reporting requirements.

The above description is not intended to constitute a complete analysis of all tax consequences relating to acquisition, ownership and disposition of our ordinary shares. You should consult your tax advisor concerning the tax consequences of your particular situation.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated March      , 2021, among us and Jefferies LLC and Robert W. Baird & Co. Incorporated as the representatives of the underwriters named below and the joint-book running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of ordinary shares shown opposite its name below:

Underwriters	Number of Ordinary Shares
Jefferies LLC
Robert W. Baird & Co. Incorporated
Canaccord Genuity LLC
A.G.P./Alliance Global Partners
Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the shares, that you will be able to sell any of the shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commission and Expenses

The underwriters have advised us that they propose to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $           per ordinary share. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional ordinary shares.

	PER SHARE		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $               million. We have also agreed to reimburse the underwriters for certain of their expenses up to $25,000.

Listing

Our ordinary shares are listed on NASDAQ and the TASE under the trading symbol “RADA”.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of                ordinary shares from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

Letter Agreements

We  and our officers, directors and affiliates have agreed, subject to specified exceptions, not to directly or indirectly:

●
sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or

●
otherwise dispose of any ordinary shares, options or warrants to acquire ordinary shares, or securities exchangeable or exercisable for or convertible into ordinary shares currently or hereafter owned either of record or beneficially, or

●	publicly announce an intention to do any of the foregoing for a period of 60 days after the date of this prospectus without the prior written consent of Jefferies LLC.

This restriction terminates after the close of trading of the ordinary shares on and including the 60th day after the date of this prospectus.  However, subject to certain exceptions, in the event that either:

●	during the last 17 days of the 60-day restricted period, we issue an earnings release or material news or a material event relating to us occurs, or

●	prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day restricted period,

then in either case the expiration of the 60-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless Jefferies LLC waives, in writing, such an extension.

Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 60-day period release all or any portion of the securities subject to lock-up agreements.  There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the shares. A syndicate covering transaction is the bid for or the purchase of shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our shares on NASDAQ in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

Resale Restrictions

The distribution of the securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

(a)	the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions;
(b)	the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations;

(c)	where required by law, the purchaser is purchasing as principal and not as agent; and

(d)	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

(a)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(b)	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;
(c)	a person associated with the Company under Section 708(12) of the Corporations Act; or
(d)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no ordinary shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares that has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ordinary shares shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

●	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

●	where no consideration is or will be given for the transfer;

●	where the transfer is by operation of law;

●	as specified in Section 276(7) of the SFA; or

●	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (‘‘SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

In relation to the United Kingdom, no ordinary shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ordinary shares that either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Regulation 74 of the Prospectus (Amendment etc.) (EU exit) Regulations 2019, except that offers of ordinary shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”),

provided that no such offer of ordinary shares shall require the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this prospectus is only being distributed to, and is only directed at, qualified investors (as defined in the UK Prospectus Regulation) who (i) are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any ordinary shares may otherwise lawfully be communicated or caused to be communicated (all such persons being referred to as “relevant persons”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

The Underwriters propose to offer the ordinary shares directly to the public at the price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $ 0.189 per share. After this offering, these figures may be changed by the Underwriters.

We have granted the Underwriters an option to buy up to an additional                    ordinary shares from us to cover over-allotments, if any. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement. If any additional ordinary shares are purchased, the Underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

LEGAL MATTERS

The validity of the securities and other legal matters concerning this offering relating to Israeli law will be passed upon for us by S. Friedman & Co., Tel Aviv, Israel. Carter Ledyard & Milburn LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus supplement. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York and Gornitzky & Co., Tel Aviv, Israel.

EXPERTS

The consolidated financial statements of RADA Electronic Industries Ltd. as of December 31, 2019 and 2020 and for each of the three years in the period ended December 31, 2020, incorporated by reference in this prospectus supplement have been audited by Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, Independent Registered Public Accounting Firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors, officers and any Israeli experts named in this prospectus supplement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

We have irrevocably appointed RADA Sensors Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offering under this prospectus supplement or any purchase or sale of securities in connection with such offering. Subject to specified time limitations, legal procedures and certain exceptions, Israeli courts may enforce a United States judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment is rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

•	the judgment is executory in the state in which it was given;

•	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and

•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is our subsidiary, RADA Sensors Inc., 20300 Seneca Meadows Parkway, Suite 310, Germantown, Maryland 20876.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information. SEC filings are available at the SEC’s web site at http://www.sec.gov.

This prospectus supplement is only part of a registration statement on Form F-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.rada.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. Any statement in a document we incorporate by reference into this prospectus supplement will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement, except as modified or superseded. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any document that are “furnished” and not “filed” in accordance with SEC rules):

•	Our Annual Report on Form 20-F for the year ended December 31, 2020 filed with the SEC on March 1, 2021; and
•	The description of our securities contained in Exhibit 2.2 of our Annual Report on Form 20-F for the year ended December 31, 2020 filed with the SEC on March 1, 2021.

In addition, we may incorporate by reference into this prospectus supplement our reports on Form 6-K filed after the date of this prospectus supplement if we identify in the report that it is being incorporated by reference in this prospectus supplement.

Statements made in this prospectus supplement or in any document incorporated by reference in this prospectus supplement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

PROSPECTUS

$100,000,000
Ordinary Shares
Warrants
Debt Securities
Subscription Rights
Units

We may offer and sell under this prospectus, from time to time, any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, up to an aggregate of $100,000,000.

Our ordinary shares currently trade on the Nasdaq Capital Market under the symbol “RADA.” On January 8, 2021, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market was $9.45 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed and the date when we expect trading to begin.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and the documents incorporated or deemed to be incorporated by reference carefully before you make your investment decision.

We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus on page 8.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

NONE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION, THE ISRAELI SECURITIES AUTHORITY OR ANY STATE SECURITIES COMMISSION HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 21, 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities Exchange Commission, or the SEC. This prospectus and the documents incorporated by reference herein include important information about us, the securities being offered by us and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read this prospectus together with the additional information about us described in the sections below entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus and any supplement to this prospectus to “the Company,” “RADA,” “we,” “us” and “our” refer to RADA Electronic Industries Ltd., a company organized under the laws of the State of Israel, and its wholly owned subsidiaries. All references in this prospectus to “dollars” or “$” are to United States dollars, and all references to “Shekels” or “NIS” are to New Israeli Shekels.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement and incorporated by reference are forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include, but are not limited to:

●  the timing of the development of future products;

●  projections of costs, revenue, earnings, capital structure and other financial items;

●  statements of our plans and objectives;

●  statements regarding the capabilities of our business operations;

●  statements of expected future economic performance;

●  statements regarding competition in our market; and

●  assumptions underlying statements regarding us or our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●  strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses;

●  the occurrence of hostilities, political instability or catastrophic events;

●  changes in customer demand;

●  the extent to which we are successful in gaining new long-term relationships with customers or retaining existing   ones;

●  developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards;

●  security breaches, cybersecurity attacks and other significant disruptions; and

●  natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our equipment.

The ultimate accuracy of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks in the section entitled “Risk Factors” in this prospectus beginning on page 5 and in our annual report on Form 20-F for the year ended December 31, 2019 incorporated by reference herein. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Market and Industry Data

We operate in an industry in which it is difficult to obtain precise market and industry information. We have generally obtained the market data in this prospectus supplement from public filings, from industry publications, from studies conducted by third party sources that we believe to be reliable and based on our experience and our own investigation of market conditions.

PROSPECTUS SUMMARY

This summary contains basic information about us and our business, but does not contain all of the information that is important to your investment decision. You should carefully read this summary together with the more detailed information contained elsewhere in this prospectus and the documents incorporated herein and therein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein.

Overview

We are a defense technology company focused on proprietary radar solutions and legacy avionics systems.  We are a leader in mini-tactical radars, offering software-defined, multi-mission solutions which perform while on-the-move. Our radars address attractive, high-growth markets, including critical infrastructure protection, border surveillance, active military protection and counter-drone applications. We also develop, manufacture and sell avionics solutions (including avionics for unmanned aerial vehicles and airborne inertial navigation systems), airborne data/video recording and management systems.

Our U.S.-based subsidiary, RADA Technologies LLC, is focused on the adaptation of our tactical radar technology for the U.S. market. In order to capitalize on opportunities in the U.S. market, we opened a new manufacturing facility in Maryland in November 2019.

Our Strategy

We are pursuing an attractive and growing multi-billion dollars market and are focused on successfully executing a strategy based on:

●  continuing to develop industry-leading technology;

●  delivering affordable and high-performance customer solutions; and

●  creating a value-added U.S. footprint and capabilities to support growth.

Our Strengths

We operate in a large and growing market and believe that our proprietary, high performance and mature solutions have provided us with an advantage in the market based on:

●  software defined radars that enable a variety of customized solutions, utilizing the same hardware;

●  products that align with future best-of-breed, open architecture;

●  strong partnerships and relationships due to responsive solutions tailored to customer needs;

●  major end-users including the USMC, U.S. Army, USAF and the Israeli Defense Forces; and

●  systems are offered at a significant price differential from those of our competitors.

Market Opportunity

We believe that we are well-positioned to continue and accelerate our growth based on our assessment of the market for mini-tactical radars. These radars are expected to be included in the future modernization programs of the U.S. Army and other military forces. In a report issued by the U.S. Army, it was reported that the U.S. Army’s “Big Six” Modernization Priorities includes budgeted spending for the years 2021 to 2024 of $7.3 billion for air and missile defense capabilities (including protection against drones) and $11.2 billion for next-generation combat vehicles (including force protection).

●	Based on a bottom up analysis of available information relating to announced and pending defense programs for active protection systems (“APS”) and short-range surveillance (“SHORAD”) applications, we estimate the total potential addressable market for such applications to be approximately $5 billion.
●	Opportunities for APS applications, including for the Bradley and Stryker armored vehicle programs are, based on our own market intelligence, estimated to total $1.5 billion in the U.S., including over 600 radars for the initial Bradley armored vehicle program and $1.5 billion internationally.
●	SHORAD and counter drone opportunities, including for the U.S. Army Initial Maneuver Short-Range Air Defense program which is expected to require 600 radars and the USMC Ground Based Air Defense program with 200 radars delivered to date and the potential for approximately 400 additional radars with, based on our own market intelligence, total estimated revenues of $1 billion in each of the domestic and international markets.

Corporate Information

We were incorporated under the laws of the State of Israel on December 8, 1970. We are a public limited liability company under the Israeli Companies Law 1999-5759, or the Israeli Companies Law, and operate under this law and associated legislation. Our registered offices and principal place of business are located at 7 Giborei Israel Street, Netanya 4250407, Israel, and our telephone number is +972-76-538-6200. Our website address is www.RADA.com . The information on our website is not incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. You should carefully consider the risks and uncertainties described below before investing in our securities. Our business, prospects, financial condition and results of operations could be adversely affected due to any of the following risks. In that case, the value of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business and Our Industry

We have a history of operating losses and may not be able to sustain profitable operations in the future. To the extent that we incur operating losses in the future, we may not have sufficient working capital to fund our operations.

We incurred operating losses in three of the five years ended December 31, 2019 and may not be able to achieve or sustain profitable operations in the future or generate positive cash flows from operations. As of September 30, 2020, our accumulated deficit was $76 million. Based on our current operations, we believe our existing funds will be sufficient to fund our operations in 2021. To the extent that we incur operating losses in the future or are unable to generate free cash flows from our business, we may not have sufficient working capital to fund our projected level of operations and will be required to obtain additional financing. Such financing may not be available, or if available, may not be on terms satisfactory to us. If adequate funds are not available to us, our business, and results of operations and financial condition will be adversely affected.

While we have met with initial success in the introduction of our advanced ground radars for tactical applications such as defense forces protection and border protection, there can be no assurance that we will succeed in obtaining general market acceptance or that we will ever recover our investment in this new product family.

We have developed a number of radar hardware platforms for use in combat vehicles and tactical protection applications for defense forces and border protection. In December 2014, we announced the first significant order for this product family and while we have been successful in marketing our ground radar products since then, we cannot assure you that our ground radars will achieve broad market acceptance or encounter significant competition.

We may be required to obtain financing for strategic opportunities, which financing may not be available for us in a timely manner or on favorable terms, and which may dilute the holdings of our shareholders and/or require us to incur additional debt.

In order to invest in strategic opportunities in support of our growth plans and/or business development activities, we may be required to obtain funds from financing sources, including through debt vehicles or re-financing, sale of new securities or other financing alternatives. There is no assurance that we will be able to obtain sufficient funding, if at all, from the financing sources detailed above or other sources in a timely manner (or on commercially reasonable terms) in order to allow us to fund our growth plans and/or business development activities, which may adversely affect our financial position and operations, may dilute the holdings of our shareholders or require us to incur additional debt.

The current novel strain of coronavirus (COVID-19) may adversely affect our operations and business.

If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States, Israel or elsewhere, our business may be adversely affected. In December 2019, COVID-19 was identified in Wuhan, China. This virus continues to spread globally and has spread to over 190 countries, including the United States and Israel. The spread of this virus has resulted in the World Health Organization declaring the outbreak of COVID-19 as a “pandemic.” Many countries around the world have imposed quarantines and restrictions on travel and mass gatherings to slow the spread of the virus. In January 2021, the  Government of Israel once again imposed various restrictions to slow the spread of COVID-19 and continues to require all travelers arriving in Israel to remain in quarantine until 14 days have passed since the date of entry into Israel.

We currently anticipate that the COVID-19 outbreak may have a negative effect on our operations going forward, especially if the pandemic continues to worsen. The restrictions imposed globally as a result of the outbreak are likely to cause operating difficulties.COVID-19 will likely have a negative impact on our ability to generate revenues due to the inability of certain of our sales and support teams to travel and/or meet with customers or provide on-site services. The spread of COVID-19 may also result in order cancellations, delays and delivery suspensions. As a result, our business and operating results may be negatively affected. The extent to which COVID-19 impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including, reductions in in defense spending because of the financial impact of the pandemic on governmental budgets and the governmental actions to contain COVID-19.

Competition in the market for defense electronics is intense. Our products may not achieve market acceptance, which could adversely affect our business, financial condition and results of operations.

The market for our products is highly competitive and we may not be able to compete effectively in our market. Our principal competitors in the defense electronics market, include Israel Aerospace Industries Ltd., or IAI, Raytheon Company, Northrop Grumman Corporation, Thales Group, SRC Inc. and Leidos/Dynetics. We expect to continue to face competition from these and other competitors. Most of our competitors are larger and have substantially greater resources than us, including financial, technological, marketing and distribution capabilities, and enjoy greater market recognition than we do. These competitors are able to achieve greater economies of scale and may be less vulnerable to price competition than us. We may not be able to offer our products as part of integrated systems to the same extent as our competitors or successfully develop or introduce new products that are more cost effective or offer better performance than those of our competitors. Failure to do so could adversely affect our business, financial condition and results of operations.

We may not be able to implement our growth strategy which could adversely affect our business, financial condition and results of operations.

In line with our growth strategy, we entered into a number of strategic relationships with Embraer S.A., or Embraer, Hindustan Aeronautics Ltd., Israel Aircraft Industries , Lockheed Martin Corporation, Boeing Defense, Space & Security, Rafael Advanced Defense Systems Ltd., Elbit Systems Ltd.,  Leonardo DRS, Anduril Industries, Inc. and Ascent Vision Technologies (a wholly owned subsidiary of CACI International Inc.) to increase our penetration into the defense electronics market. We are currently investing and intend to continue to invest significant resources to develop these relationships and additional new relationships. Should our relationships fail to materialize into significant agreements, or should we fail to work efficiently with these companies, we may lose sales and marketing opportunities and our business, results of operations and financial condition could be adversely affected.

Our growth is dependent in part on the development of new products, based on internal research and development, including the expansion of our radar offerings. We may not accurately identify market needs before we invest in the development of a new product. We may also face difficulties or delays in the development process that will result in our inability to timely offer products that satisfy the market and competing products may emerge during the development and certification process.

Risk Factors Related to Our Ordinary Shares

Our share price has been volatile in the past and may decline in the future.

Our Ordinary Shares have experienced significant market price and volume fluctuations in the past and may experience significant market price and volume fluctuations in the future in response to factors such as the following, some of which are beyond our control:

●   Quarterly variations in our operating results;

●   Operating results that vary from the expectations of securities analysts and investors;

●   Changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

●   Announcements of technological innovations or new products by us or our competitors;

●   Announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●   Changes in the status of our intellectual property rights;

●   Announcements by third parties of significant claims or proceedings against us;

●   Additions or departures of key personnel;

●   Future sales of our Ordinary Shares;

●   Delisting of our shares from the NASDAQ Capital Market; and

●   Stock market price and volume fluctuations.

Domestic and international stock markets often experience extreme price and volume fluctuations. Market fluctuations, as well as general political and economic conditions, such as recessions, pandemics, interest and currency rate fluctuations, and political events or hostilities in or surrounding Israel, could adversely affect the market price of our Ordinary Shares.

In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management’s attention and resources both of which could have a material adverse effect on our business and results of operations.

In addition, to continue to be listed on the NASDAQ Capital Market, we need to satisfy a number of conditions, including a minimum closing bid price per share of $1.00. At times in the past we were not in compliance with this requirement, although we managed to regain compliance by a reverse stock split. If in the future, our share price drops again (for 30 consecutive days under a bid price per share of $1.00), we may be eventually delisted from NASDAQ and trading in our Ordinary Shares would be conducted on a market where an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of our Ordinary Shares.

Substantial future sales of our Ordinary Shares by our principal shareholders may depress our share price.

If our principal shareholders sell substantial amounts of their Ordinary Shares, including shares registered under effective registration statements and shares issuable upon the exercise of outstanding warrants, or if the perception exists that our principal shareholders may sell a substantial number of our Ordinary Shares, the market price of our Ordinary Shares may fall. Any substantial sales of our shares in the public market also might make it more difficult for us to sell equity or equity related securities in the future at a time and on terms we deem appropriate.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital expenditures, acquisitions and investments. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our ordinary shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors considers relevant.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in any one or more of the following methods from time to time:

●   to or through one or more underwriters on a firm commitment or best efforts basis;

●   to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●   through agents;

●   through privately negotiated transactions;

●   directly to purchasers, including our affiliates;

●   purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●   exchange distributions and/or secondary distributions;

●   ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●   to one or more underwriters for resale to the public or to investors;

●   in “at the market offerings,” to or through a market maker or into an existing trading market, on an exchange or otherwise;

●   transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●   transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

●   in any combination of these methods of sale.

The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

●   the name or names and addresses of any underwriters, dealers or agents;

●   the purchase price of the securities and the proceeds to us from the sale;

●   any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

●   the public offering price;

●   any discounts or concessions allowed or reallowed or paid to dealers;

●   any securities exchanges or markets on which such securities may be listed; and

●   any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices, or in a combination of any of the above noted pricing methods.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority, or FINRA, limitations. In particular, in compliance with the guidelines of FINRA, the aggregate maximum fees or other items of value to be received by any FINRA member or independent broker-dealer will not exceed 7% of the gross proceeds of any offering pursuant to this registration statement.

Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best-efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

We also may sell directly to investors through subscription rights distributed to our shareholders on a pro rata basis. In connection with any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make. We may use underwriters, dealers, agents and remarketing firms with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealers, agents and/or remarketing firm and the nature of any such relationship.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for the Company or any of its subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities.

The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with the Company or any of its subsidiaries and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with the Company or any of its subsidiaries to indemnification by the Company or any of its subsidiaries against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for the Company or any of its subsidiaries in the ordinary course of business.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

An underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriter to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may cause the price of our securities to be higher than it would otherwise be on the open market. The underwriter may discontinue any of these activities at any time.

All securities we offer, other than Ordinary Shares, will be new issues of securities, with no established trading market. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.

DESCRIPTION OF ORDINARY SHARES

Our registered share capital consists of a single class of Ordinary Shares, par value NIS 0.03 per share. As of the date hereof, our authorized share capital consisted of 100,000,000 Ordinary Shares, and there were 43,724,446  of our Ordinary Shares issued and outstanding.

All our issued and outstanding Ordinary Shares are fully paid and non-assessable and are issued in registered form. Our Ordinary Shares do not have preemptive rights and there are no sinking fund provisions applicable to our Ordinary Shares.

The following summary description of our capital stock summarizes general terms and provisions that apply to the capital stock. Because this is only a summary, it does not contain all of the information that may be important to you. This summary is subject to and qualified in its entirety by reference to our memorandum of association and articles of association, as amended, each of which are on file with the SEC. See “Where You Can Find More Information.”

Purposes and Objects of the Company

We are registered with the Israeli Companies Registry and have been assigned company number 52-003532-0. Section 2 of our memorandum of association provides that we were established for the purpose of engaging in the business of providing services of planning, development, consultation and instruction in the electronics field. In addition, the purpose of our company is to perform various corporate activities permissible under Israeli law.

Under the Israeli Companies Law, as amended, various provisions, some of which are detailed below, overrule the current provisions of our articles of association.

The Powers of the Directors

Under the provisions of the Companies Law, and our articles of association, a director cannot participate in a meeting nor vote on a proposal, arrangement or contract in which he or she is materially interested. In addition, our directors cannot vote compensation to themselves or any members of their body without the approval of our compensation committee and our shareholders at a general meeting. The authority of our directors to enter into borrowing arrangements on our behalf is not limited, except in the same manner as any other transaction by us.

Under our articles of association, retirement of directors from office is not subject to any age limitation and our directors are not required to own shares in our company in order to qualify to serve as directors.

Rights Attached to Shares

Our registered share capital consists of a single class of Ordinary Shares, par value NIS 0.03 per share. As of the date hereof, our authorized share capital consisted of 100,000,000 Ordinary Shares, and there were 43,724,446 of our Ordinary Shares issued and outstanding.  All outstanding Ordinary Shares are validly issued, fully paid and non-assessable. The rights attached to the Ordinary Shares are as follows:

Dividend rights. Holders of our Ordinary Shares are entitled to the full amount of any cash or share dividend subsequently declared. The board of directors may declare interim dividends and propose the final dividend with respect to any fiscal year only out of the retained earnings, in accordance with the provisions of the Israeli Companies Law. Our articles of association provide that the declaration of a dividend requires approval by an ordinary resolution of the shareholders, which may decrease but not increase the amount proposed by the board of directors.

Voting rights. Holders of Ordinary Shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. Such voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

An ordinary resolution, such as a resolution to amend our articles of association, requires approval by the holders of a majority of the voting rights represented at the meeting, in person, by proxy or by written ballot and voting on the matter..

Pursuant to our articles, the directors, except for the external directors, shall be elected at the Annual General Meeting by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting on the election of directors, and each director shall generally serve until the Annual General Meeting next following the Annual General Meeting at which such director was appointed, or his earlier vacation of office or removal pursuant to articles. Except with respect to the removal of external directors, the shareholders shall be entitled to remove any director(s) from office, by a simple majority of the voting power of the Company represented at the meeting in person or by proxy and voting thereon. All of the members of our Board of Directors (except the independent directors) may be reelected upon completion of their term of office.

Rights to share in the company's profits. Our shareholders have the right to share in our profits distributed as a dividend and any other permitted distribution.

Rights to share in surplus in the event of liquidation. In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of Ordinary Shares in proportion to the nominal value of their holdings. This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Liability to capital calls by the company. Under our memorandum of association and the Israeli Companies Law, the liability of our shareholders is limited to the par value of the shares held by them.

Changing Rights Attached to Shares

According to our articles, in order to change the rights attached to any class of shares, unless otherwise provided by the terms of the class, such change must be adopted by a general meeting of the shareholders and by a separate general meeting of the holders of the affected class with a simple majority of the voting power participating in such meeting.

Annual and Special General Meetings

The board of directors must convene an annual meeting of shareholders at least once every calendar year, within 15 months of the last annual meeting. Depending on the matter to be voted upon, notice of at least 21 days or 35 days prior to the date of the meeting is required. Our board of directors may, in its discretion, convene additional meetings as “special general meetings.” In addition, the board of directors must convene a special general meeting upon the demand of two of the directors, 25% of the nominated directors, one or more shareholders having at least 5% of the outstanding share capital and at least 1% of the voting power in the company, or one or more shareholders having at least 5% of the voting power in the company.

Quorum

The quorum required for an ordinary meeting of shareholders consists of at least two shareholders present in person or represented by proxy who hold or represent, in the aggregate, at least 25% of the voting rights of the issued share capital. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place or any time and place as the directors designate in a notice to the shareholders. At the reconvened meeting, the required quorum consists of any two shareholders present in person or by proxy.

Limitations on the Rights to Own Securities in Our Company

Neither our memorandum of association or our articles of association nor the laws of the State of Israel restrict in any way the ownership or voting of shares by non-residents, except with respect to subjects of countries which are in a state of war with Israel.

The transfer agent and registrar for our Ordinary Shares is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase Ordinary Shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●   the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●   the currency or currency units in which the offering price, if any, and the exercise price are payable;

●   the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

●   if applicable, the exercise price for Ordinary Shares and the number of Ordinary Shares to be received upon exercise of the warrants;

●   if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●   the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●   whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●   any applicable material U.S. federal income tax consequences;

●   the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;

●   the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●   if applicable, the date from and after which the warrants and the Ordinary Shares and/or debt securities will be separately transferable;

●   if applicable, the minimum or maximum amount of the warrants that may be exercised at any other time;

●   information with respect to book-entry procedures, if any;

●   the anti-dilution provisions of the warrants, if any;

●   any redemption or call provisions;

●   whether the warrants are to be sold separately or with other securities as parts of units; and

●   any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into with the trustee identified in the applicable prospectus supplement.  The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture.  The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●   the title of the series;

●   the aggregate principal amount;

●   the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●   any limit on the aggregate principal amount;

●   the date or dates on which principal is payable;

●   the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●   the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●   the place or places where principal and, if applicable, premium and interest, is payable;

●   the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●   the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

●   whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

●   the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●   the currency of denomination;

●   the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●   if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

●   if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●   the provisions, if any, relating to any collateral provided for such debt securities;

●   any events of default;

●   the terms and conditions, if any, for conversion into or exchange for ordinary shares;

●   any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●  the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

One or more debt securities may be sold at a substantial discount below their stated principal amount.  We may also issue debt securities in bearer form, with or without coupons.  If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units.  If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Ordinary Shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●   the price, if any, for the subscription rights;

●   the exercise price payable for each ordinary share upon the exercise of the subscription rights;

●   the number of subscription rights to be issued to each shareholder;

●   the number and terms of the shares Ordinary Shares which may be purchased per each subscription right;

●   the extent to which the subscription rights are transferable;

●   any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●   the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●   the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●   if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

●   the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●   any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●   any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer warrants, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

Israeli law and regulations do not impose any material foreign exchange restrictions on non-Israeli holders of our Ordinary Shares.

Non-residents of Israel who purchase our securities will be able to convert dividends, if any, thereon, and any amounts payable upon our dissolution, liquidation or winding up, as well as the proceeds of any sale in Israel of our securities to an Israeli resident, into freely repairable dollars, at the exchange rate prevailing at the time of conversion, provided that the Israeli income tax has been withheld (or paid) with respect to such amounts or an exemption has been obtained.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, and in our Reports of Foreign Private Issuer on Form 6-K filed under the Exchange Act and incorporated by reference or disclosed herein, no reportable material changes have occurred since December 31, 2019.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any securities offered by the prospectus will be set forth in a supplement to this prospectus.

OFFERING EXPENSES

We estimate the following expenses in connection with this prospectus:

SEC Registration Fee	$9,743
Legal fees and expenses	12,500
Accountants’ fees and expenses	12,000
Miscellaneous	5,007
Total	$39,250

LEGAL MATTERS

The validity of the securities being offered by this prospectus and any accompanying prospectus supplement and other legal matters concerning this offering relating to Israeli law will be passed upon for us by S. Friedman & Co., Tel Aviv, Israel. Carter Ledyard & Milburn LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our 2019 Form 20-F, as amended, have been audited by Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, Independent Registered Public Accounting Firm, as set forth in their reports thereon incorporated herein by reference.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in Israel, all of our executive officers and directors and the Israeli experts named herein are non-residents of the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. For further information regarding enforceability of civil liabilities against us and certain other persons, see the risk factor that begins with “Service and enforcement of legal process” under the heading “Risk Factors.”

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is our subsidiary, RADA Sensors Inc., 20300 Seneca Meadows Parkway, Suite 310, Germantown, MD  20876.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form F-3 that we filed with the SEC under the Securities Act of 1933. We refer you to this registration statement, for further information about us and the securities offered hereby.

We file annual and special reports and other information with the Securities and Exchange Commission (Commission File Number 0-15375). These filings contain important information that does not appear in this prospectus. Our SEC filings are also available on the SEC Internet site at http://www.sec.gov, which contains periodic reports and other information regarding issuers that file electronically.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the Commission. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the Commission on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered.

The following documents furnished or filed with the SEC are incorporated in this prospectus by reference:

●   Our 2019 Form 20-F, filed with the SEC on April 7, 2020;

●   Our reports filed on Form 6-K dated April 7, 2020, April 30, 2020, May 19, 2020, June 4, 2020, August 11, 2020 (two reports), September 29, 2020, November 10, 2020 and January 11, 2021;

●   Any future reports on Form 6-K to the extent that we indicate they are incorporated by reference into this registration statement;

●   Any future annual reports on Form 20-F that we may file with the SEC under the Exchange Act, prior to the termination of any offering contemplated by the prospectus; and

●   The description of our securities contained in Exhibit 2.2 of our 2019 Form 20-F, filed with the SEC on April 7, 2020, and any amendment or report filed for the purpose of updating that description.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

RADA Electronic Industries Ltd.
7 Giborei Israel Street
Netanya 4250407, Israel
Tel: +972-76-538-6200
Attn: Chief Financial Officer

You may also obtain information about us by visiting our website at www.RADA.com. Information contained in our website is not part of this prospectus.

You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

$50,000,000

Ordinary Shares

PRELIMINARY PROSPECTUS SUPPLEMENT

Bookrunning Managers

Jefferies	Baird Manager A.G.P.	Canaccord Genuity